UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Sientra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIENTRA, INC.

3333 Michelson Drive, Suite 650

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of SIENTRA, INC., a Delaware corporation, or the Company. The meeting will be held on Thursday, June 15, 2023 at 9:00 a.m. Pacific Time virtually via live webcast which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/SIEN2023 for the following purposes:

1.	To elect the Board of Directors’ nominee, Caroline Van Hove, to serve as Class III director on our Board of Directors until the Annual Meeting of Stockholders in 2026;

2.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023;

3.	To approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in the Proxy Statement; and

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting was April 24, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held

Virtually via Webcast on June 15, 2023

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors
/s/ Caroline Van Hove
Caroline Van Hove Executive Chair of the Board

Irvine, California

April 28, 2023

To access the Annual Meeting you will need a 16-digit control number. The control number is provided on the Notice of Internet Availability of Proxy Material you received in the mail, on your proxy card (if you requested to receive printed proxy materials), or through your broker or other nominee if you hold your shares in “street name”. Stockholders will be able to attend virtually during the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

SIENTRA, INC.

3333 Michelson Drive, Suite 650

Irvine, California 92612

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 15, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the “SEC,” we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. Accordingly, a Notice of Internet Availability of Proxy Materials, or the Notice, will be mailed to holders of record and beneficial owners of our common stock. The Board of Directors of Sientra, Inc., or the “Board,” is soliciting your proxy to vote at Sientra’s 2023 Annual Meeting of Stockholders, or the “Annual Meeting,” including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. Our stockholders will not receive paper copies of our proxy materials unless they request them. The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2022 will be made available to stockholders on the Internet on the same date. As used in this Proxy Statement, references to “we,” “us,” “our,” “Sientra” and the “Company” refer to Sientra, Inc.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 15, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be conducted entirely online via live webcast which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/SIEN2023. To access the Annual Meeting, you will need a 16-digit control number. The control number is provided on the Notice of Internet Availability of Proxy Material you received in the mail, on your proxy card (if you requested to receive printed proxy materials), or through your broker or other nominee if you hold your shares in “street name”. Stockholders will be able to attend virtually during the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 11,186,128 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2023 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically over the Internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

1.	Election of one director to serve as a Class III director on our Board until the Annual Meeting of Stockholders in 2026;

2.	Ratification of the selection by the Audit Committee of the Board of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and

3.	Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in the Proxy Statement (“Say-on-Pay-Vote”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.

For Proposals 2, and 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting include:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

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To vote at the Annual Meeting virtually by live webcast you must visit the following website: www.virtualshareholdermeeting.com/SIEN2023. You will need the 16-digit control number included on the Notice or on your proxy card (if you requested to receive printed proxy materials). The method you use to vote by proxy will not limit your right to attend the Annual Meeting or vote at the Annual Meeting virtually. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. However, even if you plan to attend the Annual Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

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To vote using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote by proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 14, 2023 to be counted.

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To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 14, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Sientra. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote virtually at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2023.

Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or virtually at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the NASDAQ Stock Market, or NASDAQ, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the NASDAQ Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, or 3, without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the ratification of the selection by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and “For” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as set forth in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Although we have not yet done so, we may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. We would pay such firm, if any, customary fees, which we expect would be no more than $50,000 plus related expenses.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to Sientra, Inc.’s Secretary at 3333 Michelson Drive, Suite 650, Irvine, California 92612.

•	You may attend the Annual Meeting and vote virtually. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2023 to our Secretary at 3333 Michelson Drive, Suite 650, Irvine, California 92612, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act.

If you wish to submit a proposal (including a director nomination) at next year’s Annual Meeting that is not to be included in next year’s proxy materials, you must notify our Secretary in writing at the address above no earlier than the close of business on February 8, 2024 and no later than the close of business on March 10, 2024 in accordance with our bylaws; provided, however that if next year’s Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 15, 2024, your proposal must be submitted not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2024.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for the election of any director.

With respect to the proposal to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, votes “For,” “Against,” and abstentions will be counted. Abstentions will be counted “Against” the proposal to ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

With respect to the proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as set forth in this Proxy Statement, votes “For,” “Against,” abstentions, and broker non-votes will be counted. Abstentions will be counted “Against” the proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as set forth in this Proxy Statement. Broker non-votes will not be considered as present and entitled to vote on this proposal, and, therefore, will have no effect on the vote for this proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by exchange regulation to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Director	Nominee receiving the most “For” votes	Withheld votes will have no effect	None

2	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	Not applicable

3	Advisory Vote on Executive Compensation (“Say-on-Pay”)	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	None

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. The Board may elect additional members in the future in accordance with our bylaws. There are two directors in the class whose term of office expires in 2023. The Nominating and Corporate Governance Committee has nominated Caroline Van Hove for election as a Class III director. The Nominating and Corporate Governance Committee determined not to nominate Mr. O’Boyle for reelection following a discussion with Mr. O’Boyle regarding his desire to retire in 2023. If elected at the Annual Meeting, the nominee would serve until the 2026 Annual Meeting of our stockholders and until her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Of the eight directors then serving as of the date of the 2022 Annual Meeting of Stockholders, one was in attendance.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. Brokerage firms do not have authority to vote shares held on behalf of their customers in the election of directors absent instructions from the beneficial owners of such shares. As a result, any uninstructed shares will be treated as broker-non votes. Broker non-votes will have no effect on the results of this vote. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS III NOMINEE FOR ELECTION FOR A 3 YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING

Caroline Van Hove, age 42, has served as a director of the Company since January 2020 and was appointed as the Executive Chair in November 2020. Ms. Van Hove is a global commercial leader with over 20 years of diverse experience in the pharmaceutical, consumer, and medical device industry. Her experience spans North America to Europe, Africa, the Middle East to Asia Pacific and Latin America. Ms. Van Hove presently serves as the President and Chief Executive Officer of Revelle Aesthetics, a commercial stage medtech company focused innovating smart solutions that address the root causes of women’s most bothersome aesthetic concerns. Perior to Revelle Aesthetics, Ms. Van Hove most recently served as Chief Commercial Officer of Sienna Biopharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on therapies in immunology and inflammation, from March 2018 until 2019. Prior to Sienna, Ms. Van Hose served in a number of roles at Allergan from 2002 to 2018, most recently as Senior Vice President of the International Strategic Marketing, where she oversaw commercial operations for the medical aesthetics, eye care and specialty care franchises, and, previously, managing commercial operations in Europe, Africa and the Middle East, and led Allergan’s international medical aesthetics operations and serving as part of Allergan’s Global Operations and International Leadership Teams. Our Board believes Ms. Van Hove is qualified to serve as a member of our Board of Directors because of her business and professional experience.

CLASS III DIRECTOR WHOSE SERVICE WILL END AT THE 2026 ANNUAL MEETING

Kevin O’Boyle, age 67, has served as a director of the Company since July 2014. Mr. O’Boyle has over 20 years of executive management experience in the medical device industry. Mr. O’Boyle currently serves as a director of GenMark Diagnostics, Inc. and Sientra, Inc. Previously, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced Biohealing Inc. a medical device company, from December 2010 until it was acquired in July 2011. Mr. O’Boyle served as CFO of NuVasive, Inc. from January 2003 until December 2009. Prior to that, Mr. O’Boyle served in various leadership positions during his six years with ChromaVision Medical Systems, Inc. Mr. O’Boyle received a B.S. in Accounting from the Rochester Institute of Technology and completed the Executive Management Program at the University of California Los Angeles, John E. Anderson Graduate Business School. Our Board believes Mr. O’Boyle is qualified to serve as one of our directors based on his financial and accounting expertise and his experience and familiarity with companies in the medical device and aesthetics industries.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

Ronald Menezes, age 60, has served as a director of the Company and as President and Chief Executive Officer since November 2020. Prior to joining the Company, Mr. Menezes served as President and General Manager for Almirall U.S. – Dermatology from August 2017 until November 2020. Prior to joining Almirall, Mr. Menezes served as Vice President of Sales and Operations of Assertio Therapeutics, Inc. (formerly Depomed Inc.), a specialty pharmaceutical company) from 2016 until August 2017. Formerly, Mr. Menezes served in a series of leadership roles at Allergan plc, Abbott Laboratories, Astellas Pharma Inc., Pfizer Inc. and Eli, Lilly and Co. Mr. Menezes holds a B.S. in International Business from Brigham Young University. Our Board believes Mr. Menezes is qualified to serve as one of our directors based on his business and management experience of several companies in the aesthetics industry.

Philippe A. Schaison, age 61, has served as a director of the Company since February 2017. Mr. Schaison has extensive experience leading global aesthetic organizations. Mr. Schaison currently serves as CEO and member of the board of Soltega, a biopharmaceutical innovator dedicated to leveraging the skin’s pigmentation power for therapeutic and aesthetic applications. Mr. Schaison was formerly the CEO of Syneron Candela North America and Global Executive Vice President Strategy and Business Development from November 2016 until its acquisition by Apax Partners in April 2017. Prior to that, Mr. Schaison served as President of Allergan’s U.S. aesthetic and dermatology business from September 2013 until October 2016. In that position, he led the Facial Aesthetic, Plastic and MedDerm/Skin Medical business unit, an organization of over 2,000 professionals focused on the company’s Botox® and fillers franchises. Prior to joining Allergan, Mr. Schaison served as President, World Wide Travel Retail & Regional President, LATAM and MEA, at Clarins in New York from 2010 to August 2013. Earlier, Mr. Schaison served as CEO for Aesthetic Factors, a manufacturer of point-of-care systems for regenerative medicines and as Vice President of Global Skin Care for Johnson & Johnson, with P&L responsibility for Aveeno, Clean & Clear, Lubriderm, and Ambi, and in executive positions at L’Oréal. Mr. Schaison sits on the board of the Galien Foundation and SENTÉ, Inc., a privately held specialty aesthetics company. He earned his MBA (Marketing) from the Hautes Etudes Commerciales (H.E.C.) in Paris, and a Doctorate in Pharmacy (Industrial) from the University of Paris. Our Board believes Mr. Schaison’s experience in prominent aesthetics organizations qualifies him to serve as one of our directors.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Nori Ebersole, age 59, has served as a director of the company since July 2021. She currently serves as the Chief People Officer at Prometheus Biosciences, Inc. (Nasdaq RXDX) based in San Diego, California since April 2021. Prior to that, from December 2017 to April 2021, Ms. Ebersole served as EVP & Chief Human Resources Officer for Urovant Sciences, Inc (Nasdaq UROV), until its merger with Sumitomo Dainippon. She was instrumental in the completion of Urovant’s IPO, building the executive, senior leadership and board teams, commercial launch, obtained Orange County Business Journals Best Companies to Work for in 2021 and received the 2020 National Human Resources Associations, Orange County, small companies, HR Executive of the Year award. In addition, she also led the development and execution of Urovant’s diversity, equity and inclusion strategy, employment brand (Powered By People And Possibilities™), talent acquisition, culture, mission, vision and values strategies. Prior to Urovant, Ms. Ebersole was the Chief Human Resources Officer at Paul Hastings, LLP from September 2015 to December 2017. She also served 18 years at Allergan Inc, (NYSE; AGN now Abbvie) from April 1994 to June 2015, until their sale to Actavis for $70.5B. While at Allergan, Ms. Ebersole last served as Vice President, Human Resources, partnering with senior executives globally on various key initiatives in commercial, R&D, and additional strategic initiatives to include the successful U.S. launch of BOTOX Cosmetics in 2002. Ms. Ebersole earned a B.S. in Business Administration from the University of Southern California Marshall School of Business and serves on the board of Big Brothers, Big Sisters of Orange County a not-for-profit charitable organization supporting children at risk. Our Board believes Ms. Ebersole is qualified to serve as one of our directors based on her business and management experience of biotech companies.

Dr. Irina Erenburg, age 53, has served as a director of the company since July 2021. She is Founder, President & CEO of Blossom Innovation LLC. Blossom is a groundbreaking company dedicated to the discovery and development of new clinical breakthroughs in Dermatology & Aesthetics. Dr. Erenburg is a successful serial entrepreneur with extensive experience in innovation business leadership. She is a co-founder and board member of R2 Technologies, Inc., AVAVA, Inc. and Soltego, Inc. Prior to leading Blossom Innovations, she was the Director of Strategic Transactions at the Partners HealthCare Office of Innovations, Boston’s largest hospital network and a teaching affiliate of Harvard University. There, she was responsible for execution and management of high-value deals and launch of several successful start-ups, including Zeltiq Aesthetics. Dr. Erenburg holds a Ph.D. in Biomedical Science from the Mount Sinai School of Medicine in NY. Dr. Irina Erenburg is Founder, President & CEO of Blossom Innovations, LLC. Blossom is a groundbreaking company dedicated to the discovery and development of new clinical breakthroughs in Dermatology & Aesthetics. Dr. Erenburg is a successful serial entrepreneur with extensive experience in innovation business leadership. She is a co-founder and board member of R2 Technologies, Inc., AVAVA, Inc. and Soltego, Inc. Prior to leading Blossom Innovations, she was the Director of Strategic Transactions at the Partners HealthCare Office of Innovations, Boston’s largest hospital network and a teaching affiliate of Harvard University. There, she was responsible for execution and management of high-value deals and launch of several successful start-ups, including Zeltiq Aesthetics. Dr. Erenburg holds a Ph.D. in Biomedical Science from the Mount Sinai School of Medicine in NY. Our Board believes Dr. Erenburg is qualified to serve as one of our directors based on her medical and management experience in the aesthetics industry.

Mary M. Fisher, age 61, has served as a director of the Company since January 2019. Ms. Fisher currently serves as Chief Executive Officer, Chair and Board Director at Colorescience, a science-based skincare company and former division of SkinMedica, Inc. While at SkinMedica, she served as Chief Executive Officer from 2008 to 2012, when she led the successful sale of the company to Allergan, Inc. Prior to joining SkinMedica, Ms. Fisher served as the Chief Operating Officer of Acorda Therapeutics, a biotechnology company. She has previously held management and leadership positions at Cephalon, Immunex, and Boehringer Ingelheim. She previously served on the board of directors at ZELTIQ Aesthetics, Inc. and Ovascience and currently sits on the board of MDRejuvena. In 2013, Ms. Fisher was honored as Ernst & Young’s Entrepreneur of the Year for San Diego and also received the EY Venture Capital Award of Excellence. Ms. Fisher was also named a finalist for Most Admired CEO by the San Diego Business Journal in 2018. Our Board believes Ms. Fisher is qualified to serve as a member of our Board of Directors because of her business and professional experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. O’Boyle, Mr. Schaison, Ms. Fisher, Ms. Ebersole and Dr. Erenburg. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company, and there were no family relationships between directors, officers and the nominees for election.

BOARD LEADERSHIP STRUCTURE

Our Board is currently chaired by Caroline Van Hove, who serves as our Executive Chair.

In November 2020 our Board decided that the roles of Chair of the Board and CEO would be better separated, to best serve the Board’s ability to carry out its roles and responsibilities on behalf of Sientra’s stockholders, including oversight of management and Sientra’s overall corporate governance. The Board also believes that the current structure allows our CEO to focus on managing Sientra, while leveraging our Executive Chair’s experience to drive accountability at the Board level.

BOARD DIVERSITY

We believe that having a strong, knowledgeable, energized and diverse Board of Directors is critical to helping us drive long-term stockholder value. In the past two years we have made a number of enhancements in terms of board diversity and oversight. For example, half of our Board is now comprised of female directors, and we have two Board members from underrepresented minority communities. Our Board committees continually evolve and update their oversight in critical areas such as cybersecurity, data privacy, sustainability and social responsibility.

Board Diversity Matrix (as of April 27, 2022)
Total Number of Directors: 7

	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	4	3	—	—
Part II: Demographic Background
African American Or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinix	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose Demographic Background	—	—	—	—

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees cybersecurity and data security risks and mitigation strategies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct, as well as our environmental, social and governance policies. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from our employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met 16 times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these standing committees has a written charter approved by the Board that reflects applicable standards and requirements adopted by the SEC and NASDAQ. A copy of each charter is available to stockholders on the Company’s website at www.sientra.com under the Governance section located within the Investors section.

The following table provides the current membership for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kevin O’Boyle	X*
Philippe Schaison		X	X*
Dr. Irina Erenburg	X		X
Mary Fisher	X	X
Nori Ebersole		X*	X

*	Committee Chair

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. The committees periodically review their charters and assess their own performance. In addition, the Nominating and Corporate Governance Committee periodically reviews the performance of the Board, including Board committees, and management, and makes recommendations to the Board and management, as applicable, for areas of improvement as it deems appropriate.

Audit Committee

The Audit Committee of the Board oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting, the objectivity of the Company’s financial reporting and the Company’s accounting policies and practices; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Mr. O’Boyle (Chair), Ms. Fisher and Dr. Erenburg. The Audit Committee met 6 times during the fiscal year ending December 31, 2022.

The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent, as defined in the NASDAQ listing standards and Rule 10A-3 of the Exchange Act, and that each such member meets the requirements for financial literacy under applicable rules and regulations of the SEC and NASDAQ. The Board has also determined that Mr. O’Boyle qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and each meet the financial sophistication requirements of the NASDAQ listing standards. The Board made a qualitative assessment of Mr. O’Boyle’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for a public company.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2022. The Audit Committee has also reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, the audited financial statements and the audit results. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Commission.

The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the accounting firm’s independence. Upon completing these activities, the Audit Committee concluded that KPMG LLP is independent from Sientra and its management.

Based on the foregoing, the Audit Committee has recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Kevin O’Boyle (Chair)

Mary M. Fisher

Dr. Irina Erenburg

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Ms. Ebersole (Chair), Ms. Fisher and Mr. Schaison. All members of the Company’s Compensation Committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ listing standards and are non-employee directors as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee met five times during the fiscal year.

The Compensation Committee acts on behalf of the Board to review, adopt and/or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate objectives relevant to the compensation, including incentive-based and equity-based compensation, of the Company’s Chief Executive Officer and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•	setting the compensation of the Company’s other executive officers, directors and other senior management based in part on recommendations of the Chief Executive Officer;

•	administration of the Company’s equity compensation plans, and other similar plans and programs;

•

preparing a compensation committee report on executive compensation as may be required from time to time to be included in the Company’s annual proxy statements or annual reports on Form 10-K filed with the SEC; and

•

reviewing and discussing with management the Company’s Compensation Discussion and Analysis that the Company may be required from time to time to include in proxy statements and other SEC filings and considers whether to recommend that it be included in such filings.

In fulfilling its responsibilities, our Compensation Committee may form and delegate any or all of its responsibilities to subcommittees of our Compensation Committee, but only to the extent consistent with the Compensation Committee’s charter, our amended and restated certificate of incorporation, our amended and restated bylaws, NASDAQ rules and regulations and other applicable law.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief People Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration certain factors prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. The Compensation Committee engaged Aon as an independent compensation consultant in 2022.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Chief Executive Officer including analyses of executive and director compensation paid at other companies identified by the consultants to be comparable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for assessing the need for new directors, identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors’ performance, participation and qualifications, recommending to the Board candidates for selection to the Board, making recommendations to the Board regarding the membership of the committees of the Board, monitoring the quality of the relationship between management and the Board, annually assessing the performance of the Board, and developing and monitoring a set of corporate governance principles for the Company, including environment, social and governance principles.

The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Schaison (Chair), Dr. Erenburg and Ms. Ebersole. All members of the Nominating and Corporate Governance Committee are independent, as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met once during the fiscal year.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee also intends to consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3333 Michelson Drive, Suite 650, Irvine, California 92612, Attn: Secretary. If a stockholder wishes to nominate such individual at an Annual Meeting, the stockholder must ensure the foregoing notice is delivered no later than the 90th day and no earlier than the 120th day prior to the one-year anniversary of the preceding year’s Annual Meeting. Submissions must include information set forth in our amended and restated bylaws, including the full name, age and address of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders are also advised to review the Company’s bylaws, which contain additional requirements with respect to advance notice of Stockholder proposals and director nominations.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Sientra, Inc. at 3333 Michelson Drive, Suite 650, Irvine, California 92612. Each communication must set forth the name and address of the Company stockholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

CODE OF ETHICS

The Company has adopted the Sientra, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.sientra.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website within four business days of such amendment or waiver.

ANTI-HEDGING AND TRADING RESTRICTIONS

Our trading compliance program prohibits our directors and employees (including, without limitation our executive officers) from hedging or pledging our securities, making short sales or trading in derivative securities related to our securities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since December 31, 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The fees billed or expected to be billed by KPMG LLP for professional services rendered to the Company during fiscal year 2022 and 2021 are set forth below. All fees described below were pre-approved by the Audit Committee.

The fees billed by KPMG LLP for fiscal years 2022 and 2021 for services rendered to the Company were as follows:

	Fiscal Year Ended December 31,
	2022	2021
	(in thousands)
Audit Fees (a)	$1,498	$1,032
Audit-related Fees (b)	—	—
Tax Fees (c)	—	—
All Other Fees (d)	—	—

Total Fees	$1,498	$1,032

(a)

Audit fees for the year ended December 31, 2022 and 2021 consist of the aggregate fees billed for professional services rendered for (i) the filing of our Registration Statements on Form S-3 and S–8; (ii) fees billed for review of our Quarterly Report on Form 10–Q for the quarters of fiscal 2022 and 2021 and (iii) fees billed for the audit of our financial statements presented in our Annual Reports on Form 10–K

(b)

Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including fees related to the support of business acquisitions and other technical issues, which are not reported under “Audit Fees.” During the fiscal years ended December 31, 2022 and 2021, KPMG did not provide any professional services for business acquisitions and other technical issues.

(c)

Includes fees billed for professional services for tax compliance, tax advice and tax planning. During the fiscal years ended December 31, 2022 and 2021, KPMG did not provide any professional services for tax compliance, tax advice and tax planning.

(d)	Includes fees for products and services other than the services described above. During the fiscal years ended December 31, 2022 and 2021, KPMG LLP did not provide any other services to us.

In connection with the audit of the 2022 financial statements, the Company entered into an engagement agreement with KPMG LLP which set forth the terms by which KPMG LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY-VOTE”)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (which consist of our Chief Executive Office and our next two highest paid executives) as described in detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis.” The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal on a non-binding advisory basis. Abstentions are counted as a vote against the proposal. Brokerage firms do not have authority to vote shares held on behalf of their customers in non-routine matters absent instructions from the beneficial owners of such shares. This advisory vote on compensation is a non-routine matter. As a result, any uninstructed shares will be treated as broker non-votes. Broker non-votes will have no effect on the results of this vote. We currently hold the say-on-pay vote annually and expect the next say-on-frequency vote will occur at the 2026 Annual Meeting of Stockholders. We urge stockholders to carefully read the “Summary Compensation Table” and related compensation tables that follow it. Our Board and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

•

Performance-Based Compensation. Our executive compensation program includes (i) annual incentive awards that focus on annual financial and strategic goals that support long-term value creation; and (ii) performance-based long-term incentives that are directly linked to the creation of long-term, sustainable stockholder value.

•

Long-Term Compensation. Grants of performance share units are intended to align the interests of executives with our stockholders and focus executives’ attention on long-term growth. In addition, even after performance awards are earned, they continue to be subject to service vesting requirements to promote executive retention and a longer-term perspective.

•

Independent Compensation Consultant. The Compensation Committee has engaged an independent global executive compensation consulting firm, Aon, to advise the Committee on matters related to executive compensation.

Therefore, in accordance with Section 14A of the Exchange Act, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED that our stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Offices, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables notes and narrative discussion in the Proxy Statement for our 2023 Annual Meeting of the Stockholders”

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position(s)
Ronald Menezes	60	President and Chief Executive Officer
Andy Schmidt	61	Chief Financial Officer, Senior Vice President and Treasurer
Oliver Bennett	46	Chief Legal, Compliance and Corporate Development Officer
Caroline Van Hove	42	Executive Chair of the Board

Ronald Menezes’ biographical information is included above with the director biographies under the caption “Class II Directors Continuing in Office until the 2024 Annual Meeting.”

Andy Schmidt, age 61, joined Sientra in July 2021. Andy brings to Sientra more than 20 years of financial leadership experience and has successfully directed the financial, M & A and capital market strategies of numerous publicly held companies. Most recently, he served as the CFO of Guardion Health Sciences, a Nasdaq-listed company focused on clinical nutrition, diagnostics, and medical devices from 2015 to 2020. Previously, he served as the CFO of Iteris, Inc., a publicly traded global technology company. With a focus on internal and external strategic development and execution, Andy accelerated growth and achieved record stock performance. Prior, he was the CFO of publicly traded Smith Micro Software, Inc. and Genius Products, Inc. Earlier, he served in financial leadership roles with Peregrine Systems and Mad Catz Interactive. Andy received a Master of Science in Accountancy from San Diego State University and a Bachelor of Business Administration in Finance from the University of Texas, Austin, TX

Oliver Bennett, age 46, joined Sientra first as outside counsel, and then as General Counsel and Vice President of Legal and Compliance commencing in January 2018. Oliver brings with him almost two decades of experience in counseling medical device and life science companies in complex and high stakes legal issues. Prior to joining Sientra, he practiced law at a number of premier firms where he was at the cutting edge of legal practice representing clients in ground-breaking cases that have helped shape US law. Most recently, Oliver was a partner at Kirkland & Ellis LLP. Before that, he was Of Counsel at Kaye Scholer LLP (now Arnold Porter LLP), and an associate at Latham & Watkins, LLP and Clifford Chance US LLP. Oliver received a Master in Laws degree from Harvard Law School where he was also a Fulbright Scholar, and Bachelor of Laws and Bachelor of Arts degrees from Griffith University in Brisbane, Australia.

Caroline Van Hove’s biographical information is included above with the director biographies under the caption “Class III Nominees For Election For A 3 Year Term Expiring At The 2026 Annual Meeting.”

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2023 by: (i) each director; (ii) each of the Named Executive Officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Norman H. Pessin (1)	567,092	5.1%
Named Executive Officers and Directors
Ronald Menezes (2)	53,632
Oliver Bennett (3)	39,391	*
Andrew Schmidt (4)	5,935	*
Kevin O’Boyle (5)	11,767	*
Philippe A. Schaison (6)	10,736	*
Keith Sullivan (7)	26,375	*
Mary Fisher (8)	7,581	*
Caroline Van Hove (9)	14,602	*
Irina Erenburg (10)	679	*
Nori Ebersole (11)	679	*
All current executive officers and directors as a group (9 persons)

*	Less than one percent

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G and 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 11,183,968 shares outstanding on March 31, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we have included outstanding shares of common stock options held by that person that are currently exercisable or exercisable within 60 days after March 31, 2023 and restricted stock units, or RSUs, that are vesting within 60 days after March 31, 2023. We have not deemed these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Sientra, Inc., 3333 Michelson Drive, Suite 650, Irvine, California 92612.

(1)

According to Schedule 13G/A filed with the SEC on November 15, 2022 Norman H. Pessin is the beneficial owner of 567,092 shares (with sole voting power with respect to 567,092 shares and sole dispositive power with respect to 567,092 shares). The address for this stockholder is 400 E 51st St, PH 31, New York, NY 10022.

(2)	Consists of (i) 50,930 shares held of record by Mr. Menezes and (ii) 2,702 stock options distributable within 60 days of March 31, 2023.

(3)	Consists of (i) 38,891 shares held of record by Mr. Bennett and (ii) 500 restricted stock units distributable within 60 days of March 31, 2023.

(4)	Consists of 5,935 shares held of record by Mr. Schmidt

(5)	Consists of 11,767 shares held of record by Mr. O’Boyle.

(6)	Consists of 10,736 shares held of record by Mr. Schaison.

(7)	Consists of 26,375 shares held of record by Mr. Sullivan.

(8)	Consists of 7,581 shares held of record by Ms. Fisher.
(9)	Consists of (i) 14,062 shares held of record by Ms. Van Hove, and (ii) 540 stock options distributable within 60 days of March 31, 2023.

(10)	Consists of 679 shares held of record by Ms. Erenburg.
(11)	Consists of 679 shares held of record by Ms. Ebersole.

DELINQUENT SECTION 16(A) REPORTS

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year 2022 were complied with by each person who at any time during the 2022 fiscal year was a director or an executive officer or held more than 10% of our common stock.

EXECUTIVE COMPENSATION

Our named executive officers for fiscal year 2022 are:

•	Ron Menezes, our President and Chief Executive Officer;

•	Andy Schmidt, our Chief Financial Officer, Senior Vice President and Treasurer; and

•	Oliver Bennett, our Chief Legal, Compliance and Corporate Development Officer.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)	Total ($)
Ronald Menezes	2022	500,000	274,455	337,500	—	1,176	1,113,131
President and Chief Executive Officer	2021	500,000	—	—	600,000	—	1,100,000
Andrew Schmidt	2022	365,000	—	490,650	—	396	856,046
Chief Financial Officer, Senior Vice President and Treasurer	2021	172,822		415,539	103,484	—	691,845
Oliver Bennet	2022	360,500	—	337,500	—	2,870	700,870
Chief Legal, Compliance and Corporate Development Officer	2021	360,500	—	303,286	173,040	—	836,826

(1)

For fiscal year 2021, the Compensation Committee determined that the annual cash bonuses for each of Messrs. Menezes, Schmidt and Bennett should be performance-based determined by achievement of pre-established corporate and individual goals. The Committee determined that this metric was met for financial year 2021, and paid out bonuses in Q1 2022 for financial year 2021 performance in accordance with the weighting criteria established for the corporate performance goals. For fiscal year 2022, the Compensation Committee has determined not to fund the corporate bonus pool and that no corporate bonuses would be paid to Messrs. Menezes, Schmidt, and Bennett. See discussion under “Compensation Elements – Annual Cash Bonus” below.

(2)

In accordance with SEC rules, in the case of time-based equity awards, this column reflects the aggregate grant date fair value of such equity awards, as computed in accordance with FASB ASC Topic 718 and in the case of equity awards that are subject to performance conditions, the value at the grant date based upon the probable outcome of such conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our annual report on Form 10–K for the year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service–based vesting conditions. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(3)

Mr. Menezes was awarded performance-vesting equity restricted stock units (“RSUs”) for shares of our common stock on March 16, 2022, of a maximum potential value of amount of 225,000, subject to achievement of Company GAAP OPEX goals for fiscal year 2022. Messrs. Schmidt and Bennett were awarded performance-vesting equity restricted stock units (“RSUs”) for shares of our common stock on March 16, 2022, of a maximum potential value of amount of 112,500, subject to achievement of 2022 Net Sales above 105% of corporate revenue target. Because these targets were not met, these PSUs were not awarded to Messrs. Menezes, Schmidt and Bennett.

Compensation Elements

The executive compensation program for our Named Executive Officers generally consists of a base salary, an annual cash bonus, equity–based awards and other benefits. We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee uses its judgment to establish a total compensation program for each Named Executive Officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. In line with our pay for performance philosophy, we structured a significant portion of our Named Executive Officers’ 2022 compensation to be variable, at risk and tied directly to our measurable performance in the form of performance-based bonuses and equity incentives.

The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment, the challenges of recruiting, motivating and retaining our executive management team, including our Named Executive Officers, and evolving compensation governance and best practices. The Compensation Committee has retained the Human Capital Solutions practice of Aon plc as its independent compensation consultant due to its extensive analytical and compensation expertise in the life sciences industry. Although we pay the costs of Aon’s services, the Compensation Committee has the sole authority to engage and terminate Aon’s services, as well as to approve fees for Aon’s services. Aon makes recommendations to the Compensation Committee, but it has no authority to make compensation decisions on behalf of the Compensation Committee or us. The Compensation Committee, at its discretion, may communicate and meet with Aon with no employees present. For the 2022 fiscal year, Aon conducted analyses and provided advice on, among other things, the appropriate peer group to reference in determining executive compensation, design and structure of executive compensation for our Named Executive Officers and non-employee director compensation in comparison to the peer group, emerging trends in the life sciences industry regarding executive compensation, and share usage under our equity incentive plans in comparison to the peer group.

The peer group of companies used by the Compensation Committee in making 2022 compensation decisions was comprised of the following companies:

AxoGen	Establishment Labs	Misonix	Surmodics

Cerus	Evolus Fluidigm	Neuronetics	Tacticle Systems Technology

Conformis	Intersect ENT	OrthoPediatrics	Utah Medical Products

Cutera	IRADIMED	Seaspine	ViewRay

Cytosorbents	LeMaitre Vascular

Fiscal Year 2021 Say-on-Pay Vote

Last year, at the 2022 Annual Meeting we sought an advisory vote from our shareholders regarding our Named Executive Officer’s compensation for fiscal year 2021 (the “Fiscal Year 2021 Say-on-Pay Vote”), which passed with 57.8% of the votes cast. ISS had advised the Company’s institutional shareholders to vote against the Company’s compensation practices at such meeting, which we believe significantly contributed to the result on the Fiscal Year 2021 Say-on Pay Vote.

In explaining its negative vote recommendation, ISS indicated that, after a 58.7% approval of our Named Executive Officer’s compensation for fiscal year 2020 (the “Fiscal Year 2020 Say-on-Pay Vote”), the company had not demonstrated adequate responsiveness. Specifically, ISS commented that the Company did not acknowledge the Fiscal Year 2020 Say-on-Pay Vote, and that there was limited disclosure in our Proxy Statement filed for the fiscal year ending December 31, 2021 around shareholder engagement efforts, shareholder specific feedback, or positive pay program changes to address shareholder concerns. Accordingly, even though ISS noted that its qualitative screen of the Company’s pay vs. performance yielded low concern, meaning that pay and performance were reasonably aligned, it nevertheless recommended against the Fiscal Year 2021 Say-on-Pay Vote due to the lack of demonstrated responsiveness to the Fiscal Year 2020 Say-on-Pay Vote.

In the Fiscal Year 2020 Say-on-Pay Vote, ISS had recommended voting against our Named Executive Officer’s compensation based on ISS’s determination that there was a problematic severance arrangement with the Company’s former CEO. Specifically, ISS noted that the Company had entered into a severance agreement with its former CEO in connection with his voluntary retirement which ISS identified as not appropriate for voluntary resignations or retirements. While the Compensation Committee takes ISS concerns seriously, it viewed the severance agreement with its former CEO was a one-time event based on unique circumstances that was not reflective of the Company’s existing pay practices and policies. For example, on March 11, 2021 the Company announced that its Chief Financial Officer, Paul Little, was voluntarily resigning from the Company and that there was no severance associated with such voluntary resignation. As a result, the Compensation Committee believed that it had already adequately addressed the concerns raised by ISS.

Following ISS comments and recommendation on the Fiscal Year 2021 Say-on-Pay vote, and the outcome of that vote, the Compensation Committee made it a priority to reach out to and attempt to engage with the Company’s shareholders to address the concerns raised by ISS and to discuss with these shareholders the compensation practices that they would like to see at the Company. The Company reached out to a cross-section of investors representing a diverse range of investments in the Company, five of which were responsive to our outreach. Of the shareholders the Company was able to connect with, the recommendations were similar. These recommendations included preserving cash by focusing on granting equity awards to management, ensure that the Company’s short-term incentive plans are not focused exclusively on revenue but also include EBITDA, OPEX and profitability components, and that the Company disclose its performance goals and measurements.

In response to the comments received from our outreach efforts, the Committee has sought to address these concerns. First, the Committee has focused on preserving cash by declining to award a corporate bonus for fiscal year 2022 performance and granting performance-based stock awards for financial year 2023 performance goals. Second the Committee has adopted a corporate bonus plan for financial year 2023 that has revenue, OPEX and free cash flow targets. Finally, the Committee has sought to provide more robust executive compensation disclosures in its Proxy Statement, even though it is a Smaller Reporting Company. The Committee believes that these changes are responsive to shareholder feedback and reflect the desires of our shareholders.

Base Salary

We pay base salaries to attract and retain key executives with the necessary experience for our future growth and success. Base salaries provide certainty to our Named Executive Officers as to a fixed amount of their compensation. Base salaries reflect each Named Executive Officer’s responsibility level, tenure with us, individual performance and business experience. The compensation of our Named Executive Officers is generally determined and approved by our Compensation Committee, which recommends its decisions to our Board. Our Board, without the members of management present, ultimately approves all compensation decisions with respect to our Named Executive Officers. The Compensation Committee believes base salaries should be consistent with the base salaries provided by companies in our peer group. In February 2022, the Compensation Committee performed its annual analysis of base salaries for our executive management team, including our Named Executive Officers, using the peer group market data provided by Radford. Following that analysis our Compensation Committee and Board determined that there should be no increase in base salaries for our Named Executive Officers and approved the following salaries for 2022.

Name	2021 Base Salary	Salary Increase %	2022 Base Salary
Ronald Menezes	$500,000	0.0%	$500,000
Andy Schmidt	$365,000	0.0%	$365,000
Oliver Bennett	$360,500	0.0%	$360,500

Annual Cash Bonus

In keeping with our pay for performance philosophy, the annual performance-based bonus that can be earned by each Named Executive Officer is variable and at risk due to its dependency on the performance of the individual and the overall Company.

At the beginning of each calendar year, the Chief Executive Officer develops, with input from our Named Executive Officers, our annual corporate goals, including recommended performance thresholds. The Chief Executive Officer submits the corporate goals and recommended weightings to the Compensation Committee and the Independent Board for their review and approval. The Compensation Committee and Independent Board review the corporate goals and weightings and modify them as they deem appropriate prior to approval.

Our 2022 corporate goal focused on revenue in line with the company’s key strategic objectives for the year and was weighted based on the achievement of the Company’s revenue targets. The Compensation Committee also evaluates the individual’s performance as it related to achieving company objectives in awarding cash bonuses.

Pursuant to their employment agreements, each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below.

Name	2022 Target Bonus (%)
Ronald Menezes	100%
Andy Schmidt	50%
Oliver Bennett (1)	45%

(1)

For the 2022 Performance Year, the Compensation Committee approved an increase in Mr. Bennet’s bonus target from 40% to 45% of base salary, based on the recommendations of Aon, in order to improve the overall competitiveness of his total target cash compensation relative to our peer group.

During the first quarter of the year, the Compensation Committee assesses the extent to which the corporate goals have been attained. For the purposes of funding the corporate bonus pool for financial year 2022, the Compensation Committee established a sliding scale, with 100% funded at target, 90% funded at 95% achievement to target, and 80% funded at 90% achievement to target. The Committee also determined that any overachievement would be capped at 105% to target and funded through the award of performance-based stock awards. The Compensation Committee can also take into account additional factors not originally set forth in the annual corporate goals in determining the funding of the corporate bonus pool. The Compensation Committee evaluates the corporate goal achievement factor, and recommends the corporate goal achievement factor to the Independent Board, who has the final approval. While the Company achieved record revenues in FY 2022, growing at 12% year-over-year, and met its target goal to fund the corporate bonus at 80%, the Compensation Committee determined that a corporate bonus would not be paid to our Named Executive Officers because of the Company’s renewed focus on operational profitability and cash management for FY 2023. Consequently, none of our Named Executive Officers were awarded a corporate bonus for the Company’s FY 2022 results.

Equity–Based Awards

Because of the overall importance to our success of aggressively pursuing our strategic goals, as well as conserving our cash resources, a significant portion of our executive compensation program has consisted of, and is expected to continue to consist of, long-term incentive compensation in the form of equity awards. Our equity–based incentive awards are designed to align the interests of our named executive officers and other participants with the interests of our stockholders. Our Board or Compensation Committee is responsible for approving equity grants, in consultation with Aon. We provide long-term equity-based incentive awards to our executive officers. These stock-based incentive awards can either be options to purchase shares of our common stock, restricted stock units, or RSUs, or performance-based restricted stock units, or PRSUs. Most of the stock option grants vest over a four-year period and the restricted stock unit grants typically vest over a three-year period. Because vesting of equity awards is tied to continuous service with us, our equity-based incentives encourage the retention of our named executive officers through the vesting period of the awards.

We generally provide initial grants in connection with the commencement of employment of our named executive officers and annual retention grants at or shortly following the end of each year. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant of such award.

All equity awards granted to our named executive officers and other employees have been made pursuant to the 2014 Equity Incentive Plan, or the 2014 Plan, with the exception of equity awards granted to new hires under the Sientra, Inc. Inducement Plan, or the Inducement Plan, which our Board adopted on March 7, 2016. The Inducement Plan provides for the grant of nonstatutory stock options and restricted stock unit awards to persons not previously employees or directors of Sientra, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

In 2022, Our NEO’s received the following Equity-Based Awards

Name	Long-term Incentive	Performance Based Equity (1)	Performance Based Equity Achievement Criteria
Ronald Menezes	15,000 RSUs 15,000 ISOs	10,000 PSUs	• Vesting if Company achieves GAAP OPEX goals for FY 2022
Andy Schmidt	20,000 RSUs	5,000 PSUs	• 3,000 PSUs would vest if 2022 Net Sales achieved between 101%-105% of corporate revenue target • 5,000 PSUs would vest if 2022 Net Sales achieved above 105% of corporate revenue target
Oliver Bennett	15,000 RSUs	5,000 PSUs	• 3,000 PSUs would vest if 2022 Net Sales achieved between 101%-105% of corporate revenue target • 5,000 PSUs would vest if 2022 Net Sales achieved above 105% of corporate revenue target

(1)

If performance criteria achieved, PSUs to vest first business day after the filing of the Company’s Form 10-K for Financial Year 2022, subject to continued service with the Company. As noted above – see Summary Compensation Table and accompany notes – these PSUs were not awarded to Messrs. Menezes, Schmidt and Bennett.

Benefit Programs and Perquisites

Our employee benefit programs, including our health and welfare programs and employee stock purchase plan, are designed to provide a competitive level of benefits to our employees generally, including our named executive officers. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full–time employees.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Pursuant to the Company’s employment agreements with both Mr. Menezes and Mr. Bennett, the company agreed to reimburse Mr. Menezes and Mr. Bennett for relocation expenses to move near the Company’s headquarters in California. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by the Compensation Committee.

PAY VERSUS PERFORMANCE

The following table reports the compensation of our Principal Executive Officer (our “PEO”) and the average compensation of our other Named Executive Officers (our “Other NEOs”) as reported in the Summary Composition Table for the past two fiscal years, as well as their “compensation actually paid” as calculated pursuant to Item 402(v) of Regulation S-K and certain performance measures required by such Item. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the financial years shown.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (millions) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	1,113,131	345,206	778,458	281,561	(97.66)	($73.31)
2021	1,100,000	797,500	764,335	481,455	(73.09)	($62.48)

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Menezes (our CEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Summary Compensation Table.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Menezes, as computed in accordance with Item 402(v) of Regulation S-K.

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits©	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2022	$1,113,131	$(611,955)	$(155,970)	—	—	$345,206
2021	$1,100,000	—	$(302,500)	—	—	$797,500

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2022	$304,905	—	—	$(460,875)	$(155,970)
2021	—	$(275,000)	—	$(27,500)	$(302,500)

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Menezes, who has served as our CEO since November 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Menezes) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Andrew Schmidt and Oliver Bennett; (ii) for 2021, Oliver Bennett and Andrew Schmidt, and (iii) for 2020, Paul Little, Caroline Van Hove, Oliver Bennett.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Menezes), as computed in accordance with Item 402(v) of Regulation S-K. The names of each of the NEOs (excluding Mr. Menezes) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Andrew Schmidt and Oliver Bennett; (ii) for 2021, Oliver Bennett and Andrew Schmidt, and (iii) for 2020, Paul Little, Caroline Van Hove, Oliver Bennett. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEO) for each year to determine the compensation actually paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$778,458	$(414,075)	$(82,822)	—	—	$281,561
2021	$764,335	$(359,412)	$76,532	—	—	$481,455

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2022	$45,675	$(90,957)	$(4,050)	$(33,491)	$(82,822)
2021	$96,282	—	$(11,250)	$(8,500)	$76,532

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)

The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year. The Company did not use net income (loss) as a performance measure in its executive compensation program.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s net income (loss) over the two most recently completed fiscal years.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

The following table shows certain information regarding outstanding equity awards held by the Company’s named executive officers at December 31, 2022:

	Option Awards								Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Ronald Menezes	11/8/2020	11/8/2021							25,000	(2)(4)	50,750
	11/8/2020		(5)						12,500	(2)	25,375
	11/8/2020		(5)						12,500	(2)	25,375
	11/8/2020		(5)						12,500	(2)	25,375
	11/8/2020		(5)						12,500	(2)	25,375
	11/8/2020	11/8/2021		26,032	23,968	(3)(4)	$44.10	11/8/2030
	3/16/2022	3/16/2023							15,000	(2)(6)	30,450
	3/16/2022	3/16/2023		—	15,000	(8)	$22.50	3/16/2032
Andrew Schmidt	7/12/2021	8/1/2022							3,247	(2)(6)	6,591
	3/16/2022	3/16/2023							20,000	(2)(6)	40,600
	3/16/2022	3/16/2023							3,000	(2)(9)	6,090
	3/16/2022	3/16/2023							2,000	(2)(9)	4,060
Oliver Bennett	3/9/2021	4/1/2021							1,000	(2)(4)	2,030
	3/9/2021	4/1/2022							1,000	(2)(7)	2,030
	3/16/2022	3/16/2023							15,000	(2)(6)	30,450
	3/16/2022	3/16/2023							3,000	(2)(9)	6,090
	3/16/2022	3/16/2023							2,000	(2)(9)	4,060

(1)

The market values of the restricted stock unit awards that have not vested are calculated by multiplying the number of restricted stock unit awards shown in the table by the closing share price of our common stock on December 31, 2022 (the last trading day of our 2022 fiscal year) as reported on NASDAQ, which was $2.03.

(2)

Option or restricted stock unit award is subject to accelerated vesting upon a qualifying termination of the executive’s employment with us, as described under “Payments upon Termination or Change in Control.”

(3)

The shares subject to the option vest over a four (4) year period, with approximately 1/4 of the shares vesting on the first anniversary of the grant date, and 1/36th of the shares vesting each month following the vesting commencement date, subject to continued service with us through each vesting date.

(4)

The shares subject to the restricted stock unit award vest in equal four (4) annual installments over a four (4) year period, commencing on the vesting commencement date, subject to continued service with us through each vesting date.

(5)

The shares subject to the option or restricted stock unit award vest only at such time as the consecutive 30-day average closing price of our common stock, as quoted on NASDAQ is of a certain value, as described under “Compensation Elements—Equity-Based Awards” and subject to continued service with us through each vesting date.

(6)

The shares subject to the restricted stock unit award vest in equal three (3) annual installments over a three (3) year period, commencing on the vesting commencement date, subject to continued service with us through each vesting date.

(7)

The shares subject to the restricted stock vest only upon achievement of specified revenue targets during fiscal year ending 2021, as described under “Compensation Elements—Equity-Based Awards” and subject to continued service with us through each vesting date.

(8)

The shares subject to the option vest over a four (3) year period, with approximately 1/3 of the shares vesting on the first anniversary of the grant date following the vesting commencement date, subject to continued service with us through each vesting date.

(9)

The shares subject to the restricted stock vest only upon achievement of specified revenue targets during fiscal year ending 2022, as described under “Compensation Elements—Equity-Based Awards” and subject to continued service with us through each vesting date.

(10)

The shares subject to the restricted stock vest only upon achievement of specified revenue targets during fiscal year ending 2022, as described under “Compensation Elements—Equity-Based Awards” and subject to continued service with us through each vesting date.

Employment Agreements with our Named Executive Officers

The terms and conditions of employment for each of our named executive officers are set forth in employment agreements. Each such agreement provides for certain potential payments and benefits due upon a termination of employment or a change in control of the Company, which are further described below under “Payments upon Termination or Change in Control.” In addition, each of our executive officers has also executed our standard form of confidential information and invention assignment agreement. A summary of our current employment agreements with each of our named executive officers is set forth below.

Employment Agreement with Ronald Menezes. We entered into an employment agreement with Mr. Menezes on November 10, 2020 setting forth the terms of Mr. Menezes employment as our Chief Executive Officer. Pursuant to the agreement, Mr. Menezes is entitled to an annual base salary of $500,000.00 per year, and was provided a signing bonus of $150,000. He is also eligible to receive and annual discretionary performance bonus of up to 100% of his base salary for each full calendar year during the employment period. Additionally, Mr. Menezes employment agreement provided for the grant of (i) a nonqualified stock option to purchase 500,000 shares of the Company’s common stock (ii) a restricted stock unit award covering 500,000 shares of the Company’s common stock and (iii) a performance stock unit award of 500,000 shares. The stock option vests as follows (i) 125,000 vested and became exercisable on the first anniversary of the grant date; (ii) 375,000 vest and become exercisable in thirty-six (36) equal consecutive monthly installments thereafter. The restricted stock units which will vest in four equal installments beginning on the first anniversary of the grant date. The performance restricted stock units shall vest in accordance with the performance criteria and vesting schedule established by the Board. Mr. Menezes was also entitled to reimbursement up to $100,000 in relocation expenses. Mr. Menezes is entitled to certain severance payments and benefits under his employment agreement as further described below.

Employment Agreement with Andy Schmidt. We entered into an employment agreement with Mr. Schmidt on July 12, 2021 setting forth the terms of employment as our Chief Financial Officer. Pursuant to this agreement Mr. Schmidt is entitled to a base salary of $365,000 per year. He is also eligible to receive a performance bonus of up to 50% of his base salary for each full calendar year during the employment period. Pursuant to his employment agreement, on July 12, 2021 Mr. Schmidt was granted a restricted stock unit award covering 350,000 of the Company’s common stock, which will vest in three equal installments beginning on the first anniversary of the grant date. Mr. Schmidt is entitled to certain severance payments and benefits under his employment agreement as further described below.

Employment Agreement with Oliver Bennett. We entered into an employment agreement with Mr. Bennett on January 1, 2018 setting forth the terms of employment as our General Counsel. Pursuant to this agreement Mr. Bennett is entitled to a base salary of $350,000 per year and was provided a starting bonus of $50,000. He is also eligible to receive a performance bonus of up to 40% of his base salary for each full calendar year during the employment period. Pursuant to his employment agreement, on January 1, 2018 Mr. Bennett was granted a restricted stock unit award covering 30,000 of the Company’s common stock, one-half shall vest over a three year period on an annual basis, and one-half shall vest based on performance criteria as established by the Compensation Committee. Mr. Bennett was also entitled to reimbursement of up to $100,000 in relocation expenses. Mr. Bennett is entitled to certain severance payments and benefits under his employment agreement as further described below.

Payments upon Termination or Change of Control

Our Board has approved severance arrangements with each of our named executive officers, as summarized below. The receipt of any termination–based payments or benefits by our named executive officers was or is subject to the executive’s execution and the effectiveness of a release of claims against us. In addition, each of the named executive officer’s employment agreement provides that if any of the payments to the applicable executive constitutes a parachute payment under Section 280G of the Internal Revenue Code, or the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Mr. Menezes Employment Agreement. Pursuant to the terms of the employment agreement, Mr. Menezes is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of twenty-four (24) months of Mr. Menezes’s annual base salary and a lump sum payment equal to the pro-rata portion, if any, of the then-current performance bonus earned as of the date of separation from service, and paid COBRA premiums for the twenty-four (24) month period following such termination. In the event that Mr. Menezes is terminated within twelve (12) months following a change in control, or if an acquiror does not assume or continue Mr. Menezes’ then unvested equity awards in connection with a change in control, in addition to the above severance benefits, Mr. Menezes’ unvested RSUs shall fully vest.

Mr. Schmidt’s Employment Agreement. Mr. Schmidt’s employment agreement provides that in the event that Mr. Schmidt is terminated by us without “cause” (as defined in his employment agreement) then Mr. Schmidt will be entitled to receive the following payments and benefits pursuant to his employment agreement: (i) cash severance in the form of continuation of his then–current base salary for twelve months, (ii) a lump sum payment equal to the pro-rata portion, if any, of the then-current bonus earned as of the date of separation from service as measured by both Company and individual performance, and (iii) up to twelve months of Company-paid COBRA premiums. If addition, if Mr. Schmidt’s employment is terminated by us without “cause” or he resigns for “good reason” (as defined in his employment agreement) immediately prior to or within twelve months following the closing of “change in control” of Sientra (as defined in the 2014 Plan), then in addition to the severance benefits summarized above, all of Mr. Schmidt’s then–unvested equity awards held as of the termination date will immediately vest and, if applicable, become exercisable upon such termination or resignation.

Mr. Bennett’s Employment Agreement. Mr. Bennett’s employment agreement provides that in the event that Mr. Bennett is terminated by us without “cause” (as defined in his employment agreement) then Mr. Bennett will be entitled to receive the following payments and benefits pursuant to his employment agreement: (i) cash severance in the form of continuation of his then–current base salary for twelve months, (ii) a lump sum payment equal to the pro-rata portion, if any, of the then-current bonus earned as of the date of separation from service as measured by both Company and individual performance, and (iii) up to twelve months of Company-paid COBRA premiums. If addition, if Mr. Bennett’s employment is terminated by us without “cause” or he resigns for “good reason” (as defined in his employment agreement) immediately prior to or within twelve months following the closing of “change in control” of Sientra (as defined in the 2014 Plan), then in addition to the severance benefits summarized above, all of Mr. Bennett’s then–unvested equity awards held as of the termination date will immediately vest and, if applicable, become exercisable upon such termination or resignation.

Compensation Recovery

As a public company subject to the provisions of Section 304 of the Sarbanes–Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive–based or equity–based compensation they receive. In addition, we will comply with the requirements of the Dodd–Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2022 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders 2007 Equity Incentive Plan	3,211		$111.62	—	(1)
2014 Equity Incentive Plan	502,908	(2)	$56.50	278,278	(3)
2014 Employee Stock Purchase Plan	—		—	153,260	(4)
Equity compensation plans not approved by security holders (5)	261,750	(6)	$—	—	(7)

(1)

Our 2014 Plan became effective on November 3, 2014, and we will not grant any additional options under the 2007 Plan following that date. However, any outstanding options granted under the 2007 Plan remain outstanding, subject to the terms of the 2007 Plan and stock option agreements, until such outstanding options are exercised or until they terminate or expire by their terms.

(2)	Represents 86,448 shares subject to outstanding options, 416,460 shares subject to restricted stock units.

(3)

Initially, the aggregate number of shares of our common stock that may be issued under the 2014 Plan was 1,027,500 shares. Pursuant to the terms of the 2014 Plan, on January 1 of each year, commencing on January 1, 2015 and ending on January 1, 2024, the number of shares authorized for issuance under the 2014 Plan is automatically increased by a number equal to: (i) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (ii) such lesser number of shares of common stock as is determined by our Board or our Compensation Committee for the applicable year. Pursuant to the previously described terms, the shares available under the 2014 Plan was increased by 29,826 shares on January 1, 2015, 71,974 shares on January 1, 2016, 74,395 shares on January 1, 2017, 77,608 shares on January 1, 2018, 114,515 shares on January 1, 2019, 198,161 shares on January 1, 2020 and 202,558 shares on January 1, 2021, 248,677 shares on January 1, 2022

(4)

Our 2014 Employee Stock Purchase Plan, or the ESPP, became effective on November 3, 2014. Initially, the ESPP authorized the issuance of 255,500 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. Pursuant to the terms of the ESPP, on January 1 of each year, commencing on January 1, 2015 and ending on January 1, 2024, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the lesser of: (i) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (ii) 3,000,000 shares of our common stock; or (iii) such lesser number of shares of Common Stock as is determined by our Board or our Compensation Committee for the applicable year. Pursuant to the previously described terms, the shares available under the ESPP were increased by 14,913 shares on January 1, 2015, 17,993 shares on January 1, 2016, 18,599 shares on January 1, 2017, 19,402 shares on January 1, 2018, 28,629 on January 1, 2019, 49,450 shares on January 1, 2020, 50,639 shares on January 1, 2021, 62,169 on January 1, 2022. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(5)

On March 7, 2016, our Board adopted the Sientra, Inc. Inducement Plan, which provides for the grant of nonstatutory stock options and restricted stock unit awards to persons not previously employees or directors of Sientra, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with Sientra within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

(6)	Represents 261,750 shares subject to restricted stock units.

(7)

Initially, the aggregate number of shares of our common stock that may be issued under the Inducement Plan was 18,000 shares. On, October 26, 2016, the Board amended the Inducement Plan to increase the number of shares of common stock that may be issued pursuant to eligible awards by an additional 220,000 shares, by an additional 50,000 shares on December 6, 2017, by an additional 35,000 shares on April 12, 2019 and 25,000 shares on January 1, 2020.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all directors of the Company. Directors who are also our employees receive no additional compensation for their service as a director. As a named executive officer, Mr. Menezes’s compensation is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards ($)(1)(2)	Total ($)
Kevin O’Boyle	60,000	20,581	80,581
Philippe A. Schaison	60,000	20,581	80,581
Keith J. Sullivan	40,000	20,581	60,581
Mary Fisher	57,500	34,703	92,203
Irina Erenburg	56,250	5,612	61,862
Nori Ebersole	61,250	5,612	66,862

Our non–employee director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders. Under this policy, we pay our non–employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chair of each committee will receive higher retainers for such service, and our lead independent director also receives an annual retainer. The fees paid in fiscal year 2022 to the non–employee directors for service on the Board, for service on each committee of the Board on which the director is a member and for service as the lead independent director are as set forth in the table below.

	Member Annual Retainer	Chair Annual Retainer
Board of Directors	$40,000	$55,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Corporate Governance Committee	$7,500	$15,000
Lead Independent Director	$25,000

In addition to cash retainers, each non-employee director elected to our Board will, upon the date of his or her initial election or appointment, be granted a restricted stock unit award of 12,000 shares, which will vest annually over three years subject to continued service as a director. Further, at the close of business on the date of each annual stockholder meeting, each person who is then a non-employee director will be granted a restricted stock unit award of 12,000 shares, which will vest on the earlier to occur of the day prior to the annual meeting of stockholders for the year following the date of grant, or the one-year anniversary of the annual meeting of stockholders of the year of grant, subject to continued service as a director. Additionally, upon the recommendation of Aon, in February 2016, the Board adopted and approved stock ownership guidelines for the non-employee directors whereby all non-employee directors should hold equity in the Company valued at or above $105,000 with a five-year time horizon to be compliant. Due to share availability and stock price volatility, the Board, in consultation with Aon, reduced its annual restricted stock unit award and initial election ward from a grant date fair value of $150,000 to a grant of 12,000 shares as noted above. The Board regularly reviews stock ownership guidelines in consultation with Aon and our investor community. Given current share price and stock availability, Aon does not recommend any change to the policy, but will consider an increase of the Stock Ownership Guidelines in future years. We further note that our Board members have not sold shares, except for the purposes of tax withholding.

In the discretion of the Board, the director equity grants in any given year may also be awarded as a combination of options and restricted stock unit awards under the 2014 Plan. Notwithstanding the foregoing vesting schedules, for each non-employee director who provides service until immediately prior to the closing of a “change of control” (as defined in the 2014 Plan), the shares subject to his or her then-outstanding equity awards will become fully vested immediately prior to the closing of such “change of control”. Under the non–employee director compensation policy, we also reimburse our non–employee directors for reasonable travel and out–of–pocket expenses incurred in connection with attending our Board and committee meetings.

Our executive chairman, Caroline Van Hove does not participate in the cash and equity compensation program on the same terms as non-employee directors. On November 9, 2020, we entered into an employment agreement with Ms. Van Hove, a member of the Board, to serve as Executive Chair of the Board. The Van Hove Agreement provides that Ms. Van Hove will receive an annual base salary equal to $155,000. Ms. Van Hove was granted (i) an option to purchase 100,000 shares of the Company’s common stock, 25,000 of which vested on the one-year anniversary of the grant date with the remaining 75,000 vesting in equal monthly installments thereafter, (ii) 100,000 Restricted Stock Units which will vest in four equal annual installments beginning on the one-year anniversary of the grant date and (iii) 100,000 Performance Stock Units which will vest in accordance with the performance criteria and vesting schedule established by the Board. In addition, Ms. Van Hove is eligible to receive an annual equity grant equal to the amount granted to non-employee directors of the Company and will be entitled to participate in all employee benefit programs. Ms. Van Hove is entitled to certain severance payments and benefits under her employment agreement as follows: in the event Ms. Van Hove is terminated “without cause” or resigns for “good reason” within twelve months prior to or following a “change in control” (each as defined in the Van Hove Agreement), the Company shall pay Ms. Van Hove an amount equal to twelve (12) months of her then-current base salary paid in equal installments on the Company’s normal payroll schedule over the twelve (12) month period and reimburse her COBRA premiums for twelve (12) months or until Ms. Van Hove is eligible for group health insurance through a new employer she ceases to be eligible for COBRA continuation coverage for any reason, including plan termination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS

Since January 1, 2022, there has not been nor are there currently proposed any transactions or a series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Sientra stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Sientra. Direct your written request to Sientra, Inc., Attn: Secretary, 3333 Michelson Drive, Suite 650, Irvine, California 92612 or contact the Company at (805) 562-3500. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ CAROLINE VAN HOVE
Caroline Van Hove Executive Chair of the Board

April 28, 2023

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Sientra, Inc., 3333 Michelson Drive, Suite 650, Irvine, California 92612.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above SIENTRA, INC. Use the Internet to transmit your voting instructions and for electronic delivery of 3333 MICHELSON DRIVE, SUITE 650 information. Vote by 11:59 P.M. ET on 06/14/2023 for shares held directly and by 11:59 IRVINE, CA 92612 P.M. ET on 06/12/2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SIEN2023 1 You may attend the meeting via the Internet and vote during the meeting. Have the Investor Address Line 1 information that is printed in the box marked by the arrow available and follow the Investor Address Line 2 instructions. Investor Address Line 3 1 1 OF VOTE BY PHONE—1-800-690-6903 Investor Address Line 4 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET Investor Address Line 5 on 06/14/2023 for shares held directly and by 11:59 P.M. ET on 06/12/2023 for shares John Sample held in a Plan. Have your proxy card in hand when you call and then follow the 1234 ANYWHERE STREET instructions. 2 ANY CITY, ON A1A 1A1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # â†’ NAME THE COMPANY NAME INC.—COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR 0 the following: nominee(s) on the line below. 2 0 0 0 1. Election of Director Nominees 0000000000 01) Caroline Van Hove The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the independent 0 0 0 registered public accounting firm of Sientra, Inc. for its fiscal year ending December 31, 2023. 3. To approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed 0 0 0 in the Proxy Statement (“Say-On-Pay Vote”). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Investor Address Line 1 Investor Address Line 2 R1.0.0.6 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1 Please sign exactly as your name(s) appear(s) hereon. When signing as _ John Sample attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by authorized officer. 0000614265 SHARES CUSIP # JOB # SEQUENCE # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com SIENTRA, INC. Annual Meeting of Stockholders June 15, 2023 9:00 AM PDT This proxy is solicited by the Board of Directors The stockholder hereby appoints Ronald Menezes and Oliver C. Bennett, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SIENTRA, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Daylight Time on June 15, 2023, by live webcast, which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/SIEN2023. To access the Annual Meeting of Stockholders you will need the information that is printed in the box marked by the arrow (located on the “Agenda” page of this proxy). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. R1.0.0.6 _ 2 0000614265 Continued and to be signed on reverse side